Exhibit 99.1

Box Reports Record Second Quarter Revenue of $95.7 Million, Up 30% Year-Over-Year

●    Strong Billings of $107 Million, Up 34% Year-Over-Year

●    Significant Improvement in GAAP EPS to ($0.30) and Non-GAAP EPS to ($0.14)

●    Cash Flow from Operations Continues to Improve

REDWOOD CITY, Calif. – August 31, 2016 – Box, Inc. (NYSE:BOX), a leading enterprise content platform, today announced financial results for the second quarter of fiscal 2017, which ended July 31, 2016.

“Our strong second quarter results, with revenue growth of 30 percent and billings growth of 34 percent year-over-year, reflect our clear differentiation as the leading enterprise content platform,” said Aaron Levie, co-founder and CEO of Box. “Our excellent sales execution and traction with new products drove deals with 4,000 new customers and expanded deployments with leaders such as Pfizer, Electronic Arts and Uber.”

“We achieved record revenue in the second quarter while delivering cash from operations of negative $5 million, a $17 million improvement from a year ago,” said Dylan Smith, co-founder and CFO of Box. “These results demonstrate our ability to capture the natural leverage we have in our business model while continuing to grow at a rapid rate.”

Fiscal Second Quarter Financial Highlights

•	Revenue for the second quarter of fiscal 2017 was a record $95.7 million, an increase of 30% from the second quarter of fiscal 2016.

•	Deferred revenue for the second quarter of fiscal 2017 ended at $183.0 million, an increase of 40% from the second quarter of fiscal 2016.

•	Billings in the second quarter of fiscal 2017 were $106.5 million, an increase of 34% from the second quarter of fiscal 2016.

•	GAAP operating loss in the second quarter of fiscal 2017 was $37.9 million, or 40% of revenue. This compares to GAAP operating loss of $49.8 million, or 68% of revenue, in the second quarter of fiscal 2016.

•	Non-GAAP operating loss in the second quarter of fiscal 2017 was $17.9 million, or 19% of revenue. This compares to non-GAAP operating loss of $32.7 million, or 45% of revenue, in the second quarter of fiscal 2016.

•	GAAP net loss per share, basic and diluted, in the second quarter of fiscal 2017 was $0.30 on 126.8 million shares outstanding, compared to $0.42 in the second quarter of fiscal 2016 on 120.4 million shares outstanding. Non-GAAP net loss per share, basic and diluted, in the second quarter of fiscal 2017 was $0.14, compared to $0.28 in the second quarter of fiscal 2016.

•	Net cash used in operating activities in the second quarter of fiscal 2017 totaled $4.9 million. This was a $16.8 million, or 77%, improvement compared to net cash used in operating activities of $21.7 million in the second quarter of fiscal 2016.

•	Free cash flow in the second quarter of fiscal 2017 was negative $8.0 million, compared to negative $39.8 million, in the second quarter of fiscal 2016.

•	Cash, cash equivalents, and restricted cash were $200.5 million as of July 31, 2016, of which $27.1 million was restricted.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures.

Business Highlights since Last Earnings Release

Customer Growth and Momentum:

•	Added over 4,000 paying new customers, and added or significantly expanded deployments with leading enterprises like Pfizer, Autodesk, Electronic Arts, the Federal Communications Commission, London Met University, Perkins+Will Global, Telegraaf Media Groep, Western Union, Uber, and more.

•	Grew paying customer base to 66,000 businesses.

•	Announced that Box was positioned as a Leader in Gartner’s 2016 “Magic Quadrant for Enterprise File Synchronization and Sharing (EFSS)” for the third consecutive year.

Product Innovation and Partnerships:

•	Announced Box Zones will support regional data storage in Australia and Canada. Box Zones enables businesses around the globe to adopt Box, while providing the choice to store data regionally in Australia, North America, Europe or Asia.

•	Announced Box Shuttle, a new service that enables organizations to simply and securely migrate large amounts of content into the Box platform.

•	Released new and updated Box Platform features for developers, including image and document annotations and Box activity monitoring.

•	Announced that more than 100 companies to date have joined the Box Partner Platform Program since its launch in April 2015.

•	Introduced Legal Holds as part of the Box Governance offering, allowing organizations to put a hold on content stored in Box which enables defensible discovery on all Box content.

•	Announced that Box complies with ISO 27018, the standard for protecting personally identifiable information (PII) in the cloud, set forth by the International Standards Organization.

•	Released new enhancements to Box Accelerator technology, improving upload speeds by two to six times faster than before for global customers.

Outlook

•	Issued Q3 FY17 Guidance: Revenue is expected to be in the range of $100 million to $101 million. GAAP and non-GAAP basic and diluted earnings per share is expected to be in the range of ($0.36) to ($0.35) and ($0.20) to ($0.19), respectively. Weighted average basic and diluted shares outstanding is expected to be approximately 128 million.

•	Raised Full Year FY17 Guidance: Revenue is expected to be in the range of $394 million to $396 million, raised from previous guidance of $391 million to $395 million. GAAP basic and diluted earnings per share is expected to be in the range of ($1.30) to ($1.28), raised from previous guidance of ($1.43) to ($1.40). Non-GAAP basic and diluted earnings per share is expected to be in the range of ($0.69) to ($0.67), raised from previous guidance of ($0.78) to ($0.75). Weighted average basic and diluted shares outstanding is expected to be approximately 127 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and certain legal settlement costs. Box has provided a reconciliation of GAAP to non-GAAP earnings per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of Box’s second quarter of fiscal 2017 earnings call will be available through Box’s Investor Relations website at www.box.com/investors and will be available for a period of 90 days before being archived.

The access details for the live conference call are:

+ 1-888-632-3384, (U.S. and Canada), conference ID: BOXQ217

+ 1-785-424-1675 (international), conference ID: BOXQ217

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing

+ 1-800-839-1229 (U.S. and Canada)

+ 1-402-220-0459 (international)

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, the demand for its products, its ability to scale its business, its ability to achieve positive free cash flow, profitability, planned product enhancements and success of strategic partnerships, as well as expectations regarding revenue, GAAP and non-GAAP earnings per share, the related components of GAAP and non-GAAP earnings per share, and weighted average basic and diluted outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2017 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud-based Enterprise Content Management market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions or expand their use of Box’s services; (8) Box’s ability to provide successful enhancements, new features and modifications to its platform and services; (9) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (10) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2016. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP measure and certain key metrics to their nearest comparable GAAP measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management’s internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors’ operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based expense, if Box did not pay a portion of compensation in the form of stock-based expense, the cash salary expense included in cost of revenue and operating expenses would be higher which would affect Box’s cash position.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although stock-based compensation is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss and non-GAAP net loss per share. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average outstanding shares. Box excludes other special items because they are considered by management to be outside Box’s core operating results.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue in that period to revenue. Billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers Billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue and deferred revenue, both of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash provided by (used in) operating activities less purchases of property and equipment, principal payments of capital lease obligations, and other items that did not or are not expected to require cash settlement and which management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Historically, these items have included restricted cash used to guarantee a significant letter of credit for Box’s Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box’s business and strengthening its balance sheet; but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures.

About Box

Founded in 2005, Box (NYSE:BOX) is transforming the way people and organizations work so they can achieve their greatest ambitions. As a leading enterprise content platform, Box helps more than 66,000 businesses, including General Electric, KKR & Co., P&G and The GAP securely access and manage their critical information in the cloud. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com/

Contacts

Investors:

Stephanie Wakefield

VP, Investor Relations

+1 650-209-3463

swakefield@box.com

Alice Kousoum Lopatto

Sr. Manager, Investor Relations

+1 650-209-3467

alopatto@box.com

Media:

Denis Roy, Box

+1 650-543-6926

press@box.com

BOX, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	July 31, 2016	January 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$173,331	$185,741
Marketable securities	—	7,379
Accounts receivable, net	75,170	99,542
Prepaid expenses and other current assets	13,770	14,729
Deferred commissions	10,591	12,603

Total current assets	272,862	319,994
Property and equipment, net	107,093	120,492
Intangible assets, net	1,520	3,895
Goodwill	14,301	14,301
Restricted cash	27,128	27,952
Other long-term assets	9,248	10,854

Total assets	$432,152	$497,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,557	$9,862
Accrued compensation and benefits	21,089	35,631
Accrued expenses and other current liabilities	14,418	31,926
Capital lease obligations	8,077	4,698
Deferred revenue	166,377	168,051
Deferred rent	186	298

Total current liabilities	217,704	250,466
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	10,747	7,316
Deferred revenue, non-current	16,627	18,362
Deferred rent, non-current	44,440	41,674
Other long-term liabilities	1,815	1,769

Total liabilities	331,333	359,587

Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	911,018	871,491
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(16)	(84)
Accumulated deficit	(809,018)	(732,341)

Total stockholders’ equity	100,819	137,901

Total liabilities and stockholders’ equity	$432,152	$497,488

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
	(in thousands)		(in thousands)
Revenue	$95,713	$73,450	$185,868	$139,071
Cost of revenue (1)(2)	27,602	20,636	55,461	37,789

Gross profit	68,111	52,814	130,407	101,282
Operating expenses:
Research and development (2)	28,265	26,453	55,172	49,587
Sales and marketing (2)	60,186	58,460	119,658	114,955
General and administrative (1)(2)	17,579	17,675	32,088	33,147

Total operating expenses	106,030	102,588	206,918	197,689

Loss from operations	(37,919)	(49,774)	(76,511)	(96,407)
Interest expense, net	(189)	(229)	(365)	(743)
Other income (expense), net	190	(31)	631	(108)

Loss before provision for income taxes	(37,918)	(50,034)	(76,245)	(97,258)
Provision for income taxes	184	141	432	200

Net loss	$(38,102)	$(50,175)	$(76,677)	$(97,458)

Net loss per common share, basic and diluted	$(0.30)	$(0.42)	$(0.61)	$(0.81)

Weighted-average shares used to compute net loss per share, basic and diluted	126,776	120,399	125,864	119,987

(1)	Includes intangible assets amortization as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
	(in thousands)		(in thousands)
Cost of revenue	$878	$1,472	$2,298	$2,579
General and administrative	38	39	77	78

Total intangible assets amortization	$916	$1,511	$2,375	$2,657

(2)	Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
	(in thousands)		(in thousands)
Cost of revenue	$1,830	$1,041	$3,342	$1,892
Research and development	7,348	6,303	13,872	11,566
Sales and marketing	6,416	4,742	11,646	9,025
General and administrative	3,470	2,642	6,293	4,960

Total stock-based compensation	$19,064	$14,728	$35,153	$27,443

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,102)	$(50,175)	$(76,677)	$(97,458)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,721	9,865	22,805	19,031
Stock-based compensation expense	19,064	14,728	35,153	27,443
Amortization of deferred commissions	4,605	3,922	9,376	7,528
Other	(25)	102	83	100
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(17,555)	(15,496)	24,372	127
Deferred commissions	(4,149)	(5,354)	(6,406)	(8,167)
Prepaid expenses and other assets, current and noncurrent	2,664	1,343	2,437	(27,112)
Accounts payable	(550)	8,602	(284)	8,868
Accrued expenses and other liabilities	7,484	2,560	(19,214)	1,563
Deferred rent	144	2,094	2,654	3,942
Deferred revenue	10,820	6,148	(3,409)	10,292

Net cash used in operating activities	(4,879)	(21,661)	(9,110)	(53,843)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	—	(6,202)	—	(112,521)
Sales of marketable securities	240	709	240	3,849
Maturities of marketable securities	471	6,653	7,057	6,653
Purchases of property and equipment	(771)	(17,943)	(11,747)	(27,844)
Proceeds from sale of property and equipment	72	—	76	—
Acquisitions and purchases of intangible assets, net of cash acquired	—	(18)	—	(218)

Net cash provided by (used in) investing activities	12	(16,801)	(4,374)	(130,081)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of initial public offering costs	—	(839)	—	(2,172)
Payment of borrowing costs	—	—	(93)	—
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	1,969	1,618	4,215	2,414
Proceeds from issuances of common stock under employee stock purchase plan	—	—	9,016	—
Employee payroll taxes paid related to net share settlement of restricted stock units	(4,100)	(1,972)	(8,868)	(6,187)
Payments of capital lease obligations	(2,312)	(192)	(3,261)	(420)

Net cash provided by (used in) financing activities	(4,443)	(1,385)	1,009	(6,365)
Effect of exchange rate changes on cash and cash equivalents	(49)	(21)	65	(28)

Net decrease in cash and cash equivalents	(9,359)	(39,868)	(12,410)	(190,317)
Cash and cash equivalents, beginning of period	182,690	179,987	185,741	330,436

Cash and cash equivalents, end of period	$173,331	$140,119	$173,331	$140,119

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
	(in thousands)		(in thousands)
GAAP operating loss	$(37,919)	$(49,774)	$(76,511)	$(96,407)
Stock-based compensation	19,064	14,728	35,153	27,443
Intangible assets amortization	916	1,511	2,375	2,657
Expenses related to a legal verdict (1)	—	792	(1,664)	978

Non-GAAP operating loss	$(17,939)	$(32,743)	$(40,647)	$(65,329)

GAAP operating margin	(40)%	(68)%	(41)%	(69)%
Stock-based compensation	20	20	19	20
Intangible assets amortization	1	2	1	2
Expenses related to a legal verdict (1)	—	1	(1)	—

Non-GAAP operating margin	(19)%	(45)%	(22)%	(47)%

GAAP net loss	$(38,102)	$(50,175)	$(76,677)	$(97,458)
Stock-based compensation	19,064	14,728	35,153	27,443
Intangible assets amortization	916	1,511	2,375	2,657
Expenses related to a legal verdict (1)	—	792	(1,664)	978

Non-GAAP net loss	$(18,122)	$(33,144)	$(40,813)	$(66,380)

GAAP net loss per share, basic and diluted	$(0.30)	$(0.42)	$(0.61)	$(0.81)
Stock-based compensation	0.15	0.13	0.28	0.24
Intangible assets amortization	0.01	0.01	0.02	0.02
Expenses related to a legal verdict (1)	—	—	(0.01)	—

Non-GAAP net loss per share, basic and diluted	$(0.14)	$(0.28)	$(0.32)	$(0.55)

Weighted-average shares outstanding, basic and diluted	$126,776	$120,399	$125,864	$119,897

GAAP net cash used in operating activities	$(4,879)	$(21,661)	$(9,110)	$(53,843)
Restricted cash used to guarantee a letter of credit for Redwood City HQ	—	—	—	25,000
Purchases of property and equipment	(771)	(17,943)	(11,747)	(27,844)
Payments of capital lease obligations	(2,312)	(192)	(3,261)	(420)

Free cash flow	$(7,962)	$(39,796)	$(24,118)	$(57,107)

(1)	Included in general and administrative expenses in the condensed consolidated statements of operations.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
GAAP revenue	$95,713	$73,450	$185,868	$139,071
Deferred revenue, end of period	183,004	130,349	183,004	130,349
Less: deferred revenue, beginning of period	(172,184)	(124,201)	(186,413)	(120,057)

Billings	$106,533	$79,598	$182,459	$149,363

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE GUIDANCE

(In thousands, except per share data)

(unaudited)

	For the Three Months Ended October 31, 2016	For the Year Ended January 31, 2017
GAAP net loss per share range, basic and diluted	$(0.36-0.35)	$(1.30-1.28)
Stock-based compensation	0.16	0.59
Intangible assets amortization	0.00	0.03
Expenses related to legal verdict (1)	—	(0.01)

Non-GAAP net loss per share range, basic and diluted	$(0.20-0.19)	$(0.69-0.67)
Weighted average shares outstanding, basic and diluted	128,278	127,474

(1)	Included in general and administrative expenses in the condensed consolidated statements of operations.